Exhibit 99.1

Cohu Reports Fourth Quarter 2023 Results

●	Full year 2023 revenue of $636 million

●	Fourth quarter revenue $137 million

●	Fourth quarter gross margin of 47.7%; non-GAAP gross margin of 48.5%

●	Paid off the remaining balance of $29.3 million of Term Loan B in early first quarter 2024

●	Introduced AI inspection software to increase vision yield, expanding recurring business

POWAY, Calif., February 15, 2024 – Cohu, Inc. (NASDAQ: COHU), a global leader in semiconductor equipment and services, today reported fiscal 2023 fourth quarter net sales of $137.2 million and GAAP loss of $2.0 million or $0.04 per share. Net sales for full year 2023 were $636.3 million with GAAP income of $28.2 million or $0.59 per share.

The Company also reported non-GAAP results, with fourth quarter 2023 income of $11.1 million or $0.23 per share and income of $77.9 million or $1.62 per share for full year 2023.

GAAP Results
(in millions, except per share amounts)	Q4 FY 2023	Q3 FY 2023	Q4 FY 2022	12 Months 2023	12 Months 2022

Net sales	$137.2	$150.8	$191.1	$636.3	$812.8
Net income (loss)	$(2.0)	$3.9	$21.6	$28.2	$96.8
Net income (loss) per share	$(0.04)	$0.08	$0.45	$0.59	$1.98

Non-GAAP Results
(in millions, except per share amounts)	Q4 FY 2023	Q3 FY 2023	Q4 FY 2022	12 Months 2023	12 Months 2022

Net income	$11.1	$16.9	$33.5	$77.9	$141.9
Net income per share	$0.23	$0.35	$0.70	$1.62	$2.91

Total cash and investments at the end of fourth quarter 2023 were $335.7 million and our Term Loan B principal amount was $29.3 million; however, on February 9, 2024, the Company paid off the remaining amounts owed under the loan. Cohu repurchased 390,285 shares of its common stock during fourth quarter 2023 for an aggregate amount of approximately $12.8 million.

“Fourth quarter results were in-line or better than guidance with strong gross margin and profitability. We launched AI inspection software with two customers and opened our new factory in the Philippines which is ramping manufacturing of test contactors, both aligned with our strategy to expand recurring business. Cohu achieved recurring revenue of $310 million over the last twelve months with a 3-year compound growth rate of 5%,” said Cohu President and CEO Luis Müller. “Although demand for systems is likely to remain subdued in the near-term, our customers have been forecasting a recovery for the second half of 2024.”

Cohu expects first quarter 2024 sales to be in a range of $107 million +/- $6 million.

Conference Call Information:

The Company will host a live conference call and webcast with slides to discuss fourth quarter 2023 results at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on February 15, 2024. Interested parties may listen live via webcast on Cohu’s investor relations website at https://edge.media-server.com/mmc/p/5ovoraj2.

To participate via telephone and join the call live, please register in advance at https://register.vevent.com/register/BI94bbc71cea5a4b439ae74a94ccfd02e2 to receive the dial-in number along with a unique PIN number that can be used to access the call.

About Cohu:

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market. Additional information can be found at www.cohu.com.

Use of Non-GAAP Financial Information:

Included within this press release and accompanying materials are non-GAAP financial measures, including non-GAAP Gross Margin/Profit, Income and Income (adjusted earnings) per share, Operating Income, Operating Expense, effective tax rate, free cash flow, net cash per share and Adjusted EBITDA that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for: share-based compensation, the amortization of purchased intangible assets, manufacturing transition and severance costs, acquisition-related costs and associated professional fees, restructuring costs, inventory step-up, depreciation of purchase accounting adjustments to property, plant and equipment, employer payroll taxes related to accelerated vesting share-based awards, amortization of cloud-based software implementation costs (Adjusted EBITDA only) and loss on extinguishment of debt (Adjusted EBITDA only). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. With respect to any forward-looking non-GAAP figures, we are unable to provide without unreasonable efforts, at this time, a GAAP to non-GAAP reconciliation of any forward-looking figures due to their inherent uncertainty.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management uses non-GAAP measures for a variety of reasons, including to make operational decisions, to determine executive compensation in part, to forecast future operational results, and for comparison to our annual operating plan. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain statements contained in this release and accompanying materials may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding expectations related to our AI inspection software products or our new factory in the Philippines; expanding Cohu’s recurring revenue; Cohu’s FY2024 outlook, including quarterly projections; expected market condition improvements or other forecasts based upon customer input; and any other statements that are predictive in nature and depend upon or refer to future events or conditions; and/or include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend;” and/or other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: new product investments and product enhancements which may not be commercially successful; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; recent erosion in mobile, automotive and industrial market sales; our ability to manage and deliver high quality products and services; failure of sole source contract manufacturer or our ability to manage third-party raw material, component and/or service providers; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is intensely competitive, subject to rapid technological changes, and experiences consolidation of key customers for semiconductor test equipment; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; our relationships with customers may deteriorate; loss of key personnel; risks of using artificial intelligence within Cohu’s product developments and business; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including related economic impacts; levels of debt; access to sufficient capital on reasonable or favorable terms; foreign operations and related currency fluctuations; required or desired accounting charges and the cost or effectiveness of accounting controls; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; significant goodwill and other intangibles as percentage of our total assets; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; risks associated with acquisitions, investments and divestitures such as integration and synergies; constraints related to corporate governance structures; share repurchases and related impacts; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory changes and including environmental or tax law changes; significant volatility in our stock price; the risk of cybersecurity breaches; enforcing or defending intellectual property claims or other litigation.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com.

Contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106

COHU, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Twelve Months Ended (1)
	December 30,	December 31,	December 30,	December 31,
	2023 (2)	2022	2023	2022

Net sales	$137,226	$191,105	$636,322	$812,775
Cost and expenses:
Cost of sales (excluding amortization)	71,816	97,954	333,454	429,449
Research and development	22,117	22,951	88,571	92,589
Selling, general and administrative	32,846	34,849	132,249	131,390
Amortization of purchased intangible assets	9,738	8,103	36,355	33,185
Restructuring charges	375	5	2,421	605
	136,892	163,862	593,050	687,218
Income from operations	334	27,243	43,272	125,557
Other (expense) income:
Interest expense	(754)	(1,249)	(3,382)	(4,177)
Interest income	2,847	2,461	11,504	4,012
Foreign transaction gain (loss)	(2,924)	(2,344)	(5,209)	1,635
Loss on extinguishment of debt	-	-	(369)	(312)
Income (loss) from operations before taxes	(497)	26,111	45,816	126,715
Income tax provision	1,531	4,483	17,660	29,868
Net income (loss)	$(2,028)	$21,628	$28,156	$96,847

Income (loss) per share:
Basic:	$(0.04)	$0.46	$0.59	$2.01
Diluted:	$(0.04)	$0.45	$0.59	$1.98

Weighted average shares used in computing income (loss) per share: (3)
Basic	47,369	47,477	47,486	48,178
Diluted	47,369	48,175	48,025	48,799

(1)	The three- and twelve-month periods ended December 30, 2023 and December 31, 2022 were both comprised of 13 weeks and 52 weeks, respectively.
(2)

On January 30, 2023 the Company completed the acquisition of MCT Worldwide, LLC (“MCT”) and on October 2, 2023 the Company completed the acquisition of Equiptest Engineering Pte. Ltd. (“EQT”). The results of MCT’s and EQT’s operations have been included since those dates.

(3)	For the three-month period ended December 30, 2023, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)
	December 30,	December 31,
	2023	2022
Assets:
Current assets:
Cash and investments	$335,698	$385,576
Accounts receivable	124,624	176,148
Inventories	155,793	170,141
Other current assets	22,703	32,986
Total current assets	638,818	764,851
Property, plant & equipment, net	69,085	65,011
Goodwill	241,658	213,539
Intangible assets, net	151,770	140,104
Operating lease right of use assets	16,778	22,804
Other assets	32,243	21,105
Total assets	$1,150,352	$1,227,414

Liabilities & Stockholders’ Equity:
Current liabilities:
Short-term borrowings	$1,773	$1,907
Current installments of long-term debt	4,551	4,404
Deferred profit	3,586	8,022
Other current liabilities	93,511	146,539
Total current liabilities	103,421	160,872
Long-term debt	34,303	72,664
Non-current operating lease liabilities	13,175	19,209
Other noncurrent liabilities	49,283	45,828
Cohu stockholders’ equity	950,170	928,841
Total liabilities & stockholders’ equity	$1,150,352	$1,227,414

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended
	December 30,	September 30,	December 31,
	2023	2023	2022
Income from operations - GAAP basis (a)	$334	$7,402	$27,243
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	226	223	168
Research and development (R&D)	860	849	767
Selling, general and administrative (SG&A)	3,471	3,262	2,888
	4,557	4,334	3,823
Amortization of purchased intangible assets (c)	9,738	8,857	8,103
Restructuring charges related to inventory adjustments in COS (d)	(3)	(18)	(35)
Restructuring charges (d)	375	742	5
Manufacturing and sales transition costs included in (e):
COS	7	-	(13)
R&D	-	-	(7)
SG&A	527	61	1,723
	534	61	1,703
Inventory step-up included in COS (f)	868	-	-
Acquisition costs included in SG&A (g)	288	758	72

Depreciation of PP&E step-up included in SG&A (h)	30	14	-
Income from operations - non-GAAP basis (i)	$16,721	$22,150	$40,914
Net income (loss) - GAAP basis	$(2,028)	$3,915	$21,628
Non-GAAP adjustments (as scheduled above)	16,387	14,748	13,671
Tax effect of non-GAAP adjustments (j)	(3,239)	(1,754)	(1,761)
Net income - non-GAAP basis	$11,120	$16,909	$33,538
GAAP net income (loss) per share - diluted	$(0.04)	$0.08	$0.45
Non-GAAP net income per share - diluted (k)	$0.23	$0.35	$0.70

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra and the acquisitions of MCT and EQT. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	0.2%, 4.9% and 14.3% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT and Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate amortization of inventory step up charges related to the acquisition of MCT and EQT.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate depreciation of PP&E step up charges related to the acquisition of MCT and EQT.
(i)	12.2%, 14.7% and 21.4% of net sales, respectively.
(j)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(k)

The three months ended December 30, 2023 was computed using 47,795 shares outstanding, as the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were calculated using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
	Twelve Months Ended
	December 30,	December 31,
	2023	2022
Income from operations - GAAP basis (a)	$43,272	$125,557
Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of sales (COS)	845	646
Research and development (R&D)	3,394	3,100
Selling, general and administrative (SG&A)	12,998	11,172
	17,237	14,918
Amortization of purchased intangible assets (c)	36,355	33,185
Restructuring charges related to inventory adjustments in COS (d)	(62)	(454)
Restructuring charges (d)	2,421	605
Manufacturing and sales transition costs included in (e):
COS	25	(13)
R&D	22	(7)
SG&A	1,007	1,723
	1,054	1,703
Inventory step-up included in COS (f)	1,141	-
Acquisition costs included in SG&A (g)	1,571	72
Depreciation of PP&E step-up included in SG&A (h)	67	-
Payroll taxes related to accelerated vesting of share-based awards included in SG&A (i)	-	132
Income from operations - non-GAAP basis (j)	$103,056	$175,718
Net income - GAAP basis	$28,156	$96,847
Non-GAAP adjustments (as scheduled above)	59,784	50,161
Tax effect of non-GAAP adjustments (k)	(10,054)	(5,063)
Net income - non-GAAP basis	$77,886	$141,945
GAAP net income per share - diluted	$0.59	$1.98
Non-GAAP income per share - diluted (l)	$1.62	$2.91

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company's operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre- and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Management initiated certain restructuring activities including employee headcount reductions and other organizational changes to align our business strategies in light of the merger with Xcerra and the acquisitions of MCT and EQT. Restructuring costs have been excluded because such expense is not used by Management to assess the core profitability of Cohu’s business operations. PP&E and inventory step-up costs have been excluded by management as they are unrelated to the core operating activities of the Company. Acquisition costs have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Employer payroll taxes related to accelerated severance stock-based compensation are dependent on the Company's stock price and the timing and size of the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	6.8% and 15.4% of net sales, respectively.
(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.
(c)	To eliminate the amortization of acquired intangible assets.
(d)	To eliminate restructuring costs incurred related to the integration of MCT and Xcerra.
(e)	To eliminate the manufacturing transition and severance costs.
(f)	To eliminate amortization of inventory step up charges related to the acquisition of MCT and EQT.
(g)	To eliminate professional fees and other direct incremental expenses incurred related to acquisitions.
(h)	To eliminate the property, plant & equipment step-up depreciation accelerated related to the acquisition of MCT and EQT.
(i)	To eliminate the impact of employer payroll taxes associated with the acceleration of Pascal Rondé share-based awards under the terms of his separation agreement.
(j)	16.2% and 21.6% of net sales, respectively.
(k)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.
(l)	All periods presented were computed using the number of GAAP diluted shares outstanding.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands)
	Three Months Ended
	December 30,	September 30,	December 31,
	2023	2023	2022

Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$65,410	$70,895	$93,151
Non-GAAP adjustments to cost of sales (as scheduled above)	1,098	205	120
Gross profit - Non-GAAP basis	$66,508	$71,100	$93,271

As a percentage of net sales:
GAAP gross profit	47.7%	47.0%	48.7%
Non-GAAP gross profit	48.5%	47.1%	48.8%
Adjusted EBITDA Reconciliation
Net income - GAAP Basis	$(2,028)	$3,915	$21,628
Income tax provision	1,531	4,721	4,483
Interest expense	754	773	1,249
Interest income	(2,847)	(3,207)	(2,461)
Amortization of purchased intangible assets	9,738	8,857	8,103
Depreciation	3,372	3,319	3,268
Amortization of cloud-based software implementation costs (2)	700	700	626
Other non-GAAP adjustments (as scheduled above)	6,619	5,877	5,568
Adjusted EBITDA	$17,839	$24,955	$42,464

As a percentage of net sales:
Net income - GAAP Basis	(1.5)%	2.6%	11.3%
Adjusted EBITDA	13.0%	16.5%	22.2%
Operating Expense Reconciliation
Operating Expense - GAAP basis	$65,076	$63,493	$65,908
Non-GAAP adjustments to operating expenses (as scheduled above)	(15,289)	(14,543)	(13,551)
Operating Expenses - Non-GAAP basis	$49,787	$48,950	$52,357

(1)	Excludes amortization of $7,476, $6,948 and $6,350 for the three months ending December 30, 2023, September 30, 2023 and December 31, 2022, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.

	Twelve Months Ended
	December 30,	December 31,
	2023	2022
Gross Profit Reconciliation
Gross profit - GAAP basis (excluding amortization) (1)	$302,868	$383,326
Non-GAAP adjustments to cost of sales (as scheduled above)	1,949	179
Gross profit - Non-GAAP basis	$304,817	$383,505

As a percentage of net sales:
GAAP gross profit	47.6%	47.2%
Non-GAAP gross profit	47.9%	47.2%
Adjusted EBITDA Reconciliation
Net income (loss) - GAAP Basis	$28,156	$96,847
Income tax provision	17,660	29,868
Interest expense	3,382	4,177
Interest income	(11,504)	(4,012)
Amortization of purchased intangible assets	36,355	33,185
Depreciation	13,389	12,831
Amortization of cloud-based software implementation costs (2)	2,800	2,060
Loss on extinguishment of debt	369	312
Other non-GAAP adjustments (as scheduled above)	23,362	16,976
Adjusted EBITDA	$113,969	$192,244

As a percentage of net sales:
Net income (loss) - GAAP Basis	4.4%	11.9%
Adjusted EBITDA	17.9%	23.7%
Operating Expense Reconciliation
Operating Expense - GAAP basis	$259,596	$257,769
Non-GAAP adjustments to operating expenses (as scheduled above)	(57,835)	(49,982)
Operating Expenses - Non-GAAP basis	$201,761	$207,787

(1)	Excludes amortization of $28,417 and $26,023 for the twelve months ending December 30, 2023 and December 31, 2022, respectively.
(2)	Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within SG&A.